Exhibit 32.2

Certification Of

Principal Financial Officer

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Loxo Oncology, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dov A. Goldstein, M.D., Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)                                     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)                                     The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Dated: March 27, 2015	/s/ DOV A. GOLDSTEIN, M.D.
Dov A. Goldstein, M.D.
Acting Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Report and shall not be deemed “filed” by the Company with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.